Exhibit 10.7      Stock Option Agreement with MJK Trading, Inc.

                             STOCK OPTION AGREEMENT

         Eagle Broadband, Inc. (the "Company"), hereby grants, effective as of February 27, 2003, (the "Grant Date"), to MJK Trading, Inc. (the "Optionee"), 4172 Sunswept Drive, Studio City, CA 91604, the Option to purchase from the Company up to but not exceeding in the aggregate 1,000,000 shares of Common Stock, par value $.001 per share, of the Company (the "Stock") at $0.18 per share (the "Exercise Price"), such number of shares and such price per share being subject to the following terms and conditions:

I. Exercise Schedule. This Option shall become exercisable with respect to 100% of the aggregate number of shares of Stock subject to this Option upon the complete funding of the loan agreement between the Company and Optionee executed on February 27, 2003. Such Option exercise date shall be referred to as the "Exercise Date."

II. Termination of Option. This Option shall terminate and be of no force and effect with respect to any shares of Stock not previously purchased by the Optionee on February 27, 2006, at 5:00 p.m. Central Standard Time.

III. Exercise of Option. This Option may be exercised by written notice provided to the Company as set forth in Section IV. Such written notice shall (A) state the number of shares with respect to which the Option is being exercised and (B) be accompanied by a check, cash or money order payable to Eagle Broadband, Inc., in the full amount of the purchase price for any shares being acquired. In addition, unless the options and shares have been registered pursuant to the Securities Act of 1933, as amended (the "Act"), the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

         If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

IV. Notices. Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

          (A) by registered or certified United States mail, postage prepaid, to Eagle Broadband, Inc., Attention: Investor Relations, 101 Courageous Drive, League City, Texas 77573, in which case the date of exercise shall be the date of mailing; or

          (B)  by hand delivery or otherwise to Eagle Broadband, Inc.,
               Attention: Investor Relations, 101 Courageous Drive, League City, Texas 77573, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

         Any other notices provided for in this Agreement shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

V. Assignment of Option. The Optionee's rights under this Agreement are personal; no assignment or transfer of the Optionee's rights under and interest in this Option may be made by the Optionee. This Option is exercisable during his lifetime only by the Optionee.

         After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee's executor or the personal representative of the Optionee's estate and only to the extent that the Option was exercisable on the date of the Optionee's death (or became exercisable as a result of Optionee's death) and would have been exercisable by the Optionee on the date of exercise.

VI. Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to shares of Stock subject to the Option (and without limiting the generality of the foregoing, no fiduciary duty shall be owed to the holder of the Option as such), whether or not exercisable, unless and until such time as the Option has been exercised and ownership of such shares of Stock has been transferred to the Optionee.

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VII.     Piggyback Registration Rights. In the event the Company proposes to register an offering of its securities under the federal securities laws, other than for an employee benefit plan or pursuant to a plan of merger or acquisition, Company shall use its best efforts to cause Optionee's underlying securities to be included in the registration so as to permit the public sale of those underlying securities.

VIII. Adjustment. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment will be made in the number or kind of shares purchasable under any unexercised portion of this Option. Any such adjustment will be made without change in the aggregate purchase price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the purchase price for each Option Share purchasable under this Option. The foregoing adjustments and the manner of application of the foregoing provisions will be determined solely by the Company, and any such adjustment may provide for the elimination of fractional share interests.

IX. Amendment. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

X. Miscellaneous. This Agreement will be construed and enforced in accordance with the laws of the State of Texas, excluding any principle or provision thereof that would require application of the laws of any other jurisdiction, and will he binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

                                    EAGLE BROADBAND, INC.

Dated: 2/27/03                  By: /s/ H. Dean Cubley
       -------                      ------------------
                                    Name: Dr. H. Dean Cubley
                                    Title:   Chairman of the Board of Directors


This Stock Option has been accepted as of the above date by the undersigned subject to the above referenced terms and provisions.



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Optionee

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